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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 2015, with respect to the consolidated financial statements of Plentyoffish Media, Inc. included in the Registration Statement (Form S-4 No. 333-                  ) and related Prospectus of Match Group, Inc. for the registration of $845,172,000 of its senior notes.

/s/ Ernst & Young

New York, New York
July 1, 2016

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  Exhibit 23.2
Consent of Independent Auditors